Exhibit 99.2

NOVEMBER 2, 2022

GLAUKOS CORPORATION (NYSE: GKOS)

THIRD QUARTER 2022 IN REVIEW

Important Information

This document is intended to be read by investors in advance of regularly scheduled quarterly conference calls and was designed to provide a review of Glaukos Corporation’s recent financial and operational performance and general business outlook.

Please see “Forward-Looking Statements” and “Statement Regarding Use of Non-GAAP Financial Measures” in the Additional Information section of this document.

Conference Call Information

Date:	November 2, 2022
Time:	4:30 p.m. ET / 1:30 p.m. PT
Dial-in numbers:	1-888-210-2212 (U.S.), 1-646-960-0390 (International)
Confirmation ID:	7935742
Live webcast:	Events page at the Glaukos Investor Relations website at http://investors.glaukos.com or at this link.
Webcast replay:	A replay of the webcast will be archived on the Glaukos Investor Relations website following completion of the call.

NOVEMBER 2, 2022

THIRD QUARTER 2022 FINANCIAL RESULTS SUMMARY

Business Description

Ophthalmic medical technology and pharmaceutical company focused on developing and commercializing novel, dropless platform therapies designed to disrupt the conventional standard of care and improve outcomes for patients suffering from chronic eye diseases

Disease Categories	Glaucoma Corneal Health Retinal Disease
Revenue (Growth)	3Q 2022 $71.3 million (-4.6% vs. 3Q 2021; -1.6% constant currency vs. 3Q 2021) (-1.9% vs. 2Q 2022; -0.7% constant currency vs. 2Q 2022)
Gross Margin (Non-GAAP)	3Q 2022 84.1% (versus 87.1% in 3Q 2021)
Cash & Cash Equivalents, Short-Term Investments, and Restricted Cash	$370.7 million as of September 30, 2022 (versus $400.3 million as of June 30, 2022)
Updated FY2022 Sales Guidance	FY 2022 global consolidated revenues of $278 - $280 million expected (versus $275 - $280 million previously)

See “Statement Regarding Use of Non-GAAP Financial Measures” and the Non-GAAP reconciliations included within the Additional Information section of this document. Reconciliations for each of constant currency revenue growth, Non-GAAP Gross Margin, Non-GAAP OPEX, and Non-GAAP Earnings Per Share to the most directly comparable GAAP financial measure are provided.

NOVEMBER 2, 2022

Revenue Performance & Commercial Overview

Global Consolidated Revenue Performance

Glaukos reported third quarter net revenues of $71.3 million that were down 4.6% versus the third quarter of 2021 on a reported basis or down 1.6% on a constant currency basis versus 3Q 2021. On a sequential basis, 3Q 2022 sales were down 1.9% on a reported basis, or down 0.7% on a constant currency basis, versus 2Q 2022. Our third quarter performance reflected continued execution across our global Glaucoma and Corneal Health franchises amidst U.S. combination-cataract glaucoma headwinds associated with the 2022 CMS Physician Fee reimbursement cut, foreign exchange headwinds internationally, sporadic commercial payor reimbursement challenges in our Corneal Health franchise, and COVID and staffing dynamics globally.

Franchise Revenue Performance

NOVEMBER 2, 2022

U.S. Glaucoma

Our third quarter U.S. Glaucoma net revenues were approximately $37.2 million, down 14% year-over-year and down 3% quarter-over-quarter reflecting a combination of macro-economic factors and the 2022 CMS final Physician Fee reimbursement cuts. Despite the impact of these dynamics, as expected, we’ve been very pleased with the execution of our commercial strategies and the resiliency of our combo-cataract iStent® franchise in the face of the reimbursement headwinds thus far in 2022.

We remain focused on innovating and expanding the sight-saving tools available to surgeons to improve overall care for ophthalmic patients and over the course of this year, we have successfully expanded our comprehensive, best-in-class product portfolio with the introduction of several novel ophthalmic technologies, including iAccess™, a novel instrument with features that allow customers to perform goniotomy procedures, and iPRIME™, an innovative new viscoelastic delivery device.

More recently, in the fourth quarter, we commenced initial U.S. commercial launch activities for iStent infinite®, our novel three-stent injectable system designed to provide foundational, 24/7 intraocular pressure (IOP) control for glaucoma patients uncontrolled by prior medical and surgical therapy. While this launch remains in its infancy, it represents a significant milestone for Glaukos and the MIGS market as the first-ever micro-invasive implantable device indicated for use as a standalone glaucoma treatment. We believe iStent infinite will spearhead our long-held mission to create a new Interventional Glaucoma marketplace that seeks an alternative treatment paradigm to advance patient care and to halt progression of this chronic sight threatening disease. We are bullish on iStent infinite’s long-term prospects but would caution conservatism as you think about near-term contributions as we navigate the ordinary course process of securing professional fee coverage and payment from the various MACs through the first half of 2023.

We acknowledge that we will continue to face near-term headwinds in combination-cataract glaucoma domestically based on the cuts in professional reimbursement for trabecular stents that remain substantially below more invasive alternatives, and as such, we will remain prudent as it relates to forward guidance but continue to feel confident in our ability to execute our strategy in the quarters ahead as we provide further access to recently launched products in the market.

International Glaucoma

Our third quarter International Glaucoma net revenues were approximately $16.5 million, representing year-over-year reported growth of 9%, or 24% on a constant currency basis, versus 3Q 2021. Growth internationally during the third quarter was broad-based, but somewhat offset by the significant and growing unfavorable foreign exchange headwinds. Early launch activities of the PRESERFLO® MicroShunt® in Australia and Canada continue to go well and our overall performance in key markets highlighted the strong quarter. We remain early in our penetration of the international opportunity and continue to make significant investments in our commercial sales and market access efforts in existing markets globally while selectively pursuing geographic expansion opportunistically.

Corneal Health

Our record third quarter Corneal Health net revenues were approximately $17.5 million, representing year-over-year growth of 8% versus 3Q 2021 and sequential growth of 5% versus 2Q 2022. The third quarter performance was driven by U.S. Photrexa® quarterly record sales of $14.4 million along with a

NOVEMBER 2, 2022

continued trend of healthy new U.S. Photrexa account starts, partially offset by sporadic reimbursement volatility. While it remains early, we’ve been pleased with initial signs of improvement following the investments we’ve been making to address these sporadic reimbursement issues.

Additional Commercial Updates & Commentary

We have had several additional positive commercial updates worth highlighting here:

✓	Commenced commercial launch activities in the U.S. for iAccess late in the first quarter of 2022
✓	Commenced initial commercial launch activities in the U.S. for iPRIME late in the second quarter of 2022
✓	Commenced initial commercial launch activities in the U.S. for iStent infinite in the fourth quarter of 2022

Developed by Glaukos in partnership with ophthalmic surgeons, iAccess is a precision blade designed to cut trabecular meshwork tissue, thereby allowing aqueous to flow directly into Schlemm’s canal. Goniotomy with iAccess is designed to provide the surgeon versatility in surgical technique, allowing the surgeon to determine what is best suited for the patient, whether it be multiple small incisions spanning over several clock hours that preserve up to 95% more anatomy, or an extensive opening to Schlemm’s canal.

iPRIME is a novel, truly minimally-invasive viscoelastic delivery system that further supports the needs of physicians and patients by providing the delivery of viscoelastic during ophthalmic surgery. This technology further expands Glaukos’ broad portfolio of innovative ophthalmic solutions and is consistent with our longstanding position on the value of minimally-invasive therapies. We believe iPRIME will be another important tool that supports the needs of physicians and patients.

The iStent infinite is a three-stent device designed for use in a standalone procedure to reduce elevated IOP in glaucoma patients uncontrolled by prior medical and surgical therapy. It includes three heparin-coated titanium stents preloaded into an auto-injection system that allows the surgeon to inject stents across a span of up to approximately six clock hours around Schlemm’s canal, the eye’s primary drainage channel. Once in place, the stents are designed to lower IOP by restoring the natural, physiological outflow of aqueous humor. Supported by strong pivotal data highlighting favorable safety and effectiveness, we believe iStent infinite may provide ophthalmic surgeons with a compelling new treatment alternative in a standalone procedure for patients with open-angle glaucoma uncontrolled by prior medical and surgical therapy.

NOVEMBER 2, 2022

2022 Revenue Guidance

Glaukos updated its expectation for full year 2022 global consolidated net sales to $278 - $280 million, versus $275 - $280 million previously. This guidance attempts to take into consideration:

●	The estimated impact on U.S. Glaucoma volumes from the 2022 CMS Final Rule related to professional fee reimbursement for combination-cataract trabecular bypass surgery
●	Combo-cataract MIGS competition globally
●	The latest foreign currency exchange rates (which were a significant and strengthening headwind entering the fourth quarter)
●	Potential early launch contributions from iAccess, iPRIME, and iStent infinite
●	Potential for ongoing Corneal Health sporadic reimbursement volatility
●	Customer account staffing constraints
●	COVID-19 headwinds based on the facts and circumstances as they exist today

NOVEMBER 2, 2022

Research & Development / Pipeline Overview

Pipeline Summary

Our five key dropless technology therapy platforms designed to disrupt traditional treatment paradigms and generate cascades of future innovation are as follows:

iStent® micro-scale surgical devices
iDose® sustained-release pharmaceuticals
iLution™ transdermal pharmaceuticals
iLink™ bio-activated pharmaceuticals
Retina XR™ bio-erodible sustained-release pharmaceuticals

Glaukos Pipeline Summary

Market	Platform	Product	Indication	U.S. Status
	1 **iStent micro-surgical device**	iPRIME	Delivery of viscoelastic during ophthalmic surgery	FDA Clearance Received
		iAccess	Manual cutting of TM during ophthalmic surgery	FDA Clearance Received
GLAUCOMA		iStent / iStent inject / iStent inject W	Mild-to-moderate primary open-angle glaucoma in combination with cataract surgery	FDA Approved
		iStent infinite	Glaucoma (failed on prior medical and surgical therapy) - Standalone	FDA Clearance Received
		iStent infinite	Earlier Intervention Glaucoma Standalone	IDE Pending
		PRESERFLO MicroShunt	Advanced-Refractory Glaucoma Standalone	Internal review ongoing
	2 **iDose sustained-release pharmaceutical**	iDose TR	Ocular Hypertension - Refractory Glaucoma	Phase 3
		iDose TREX	Ocular Hypertension - Refractory Glaucoma	Pre-clinical
		iDose ROCK	Ocular Hypertension - Refractory Glaucoma	Pre-clinical
	3 **iLution transdermal sustained-release pharmaceutical**	GLK-311	Glaucoma	Pre-clinical
CORNEA		GLK-301	Dry Eye Disease	Phase 2; enrollment completed
		GLK-302	Presbyopia	Phase 2; enrollment completed
			Blepharitis	Pre-clinical
	4 **iLink bioactivated pharmaceutical**	Photrexa (Epi-off)	Keratoconus	FDA Approved
		Epioxa (Epi-on)	Keratoconus	Phase 3
		Third-Generation	Keratoconus	Phase 2; actively enrolling
RETINA	5 **Retina XR bio-erodible sustained-release pharmaceutical**	GLK-401 (IVT Multi-Kinase Inhibitor)	Age-Related Macular Degeneration (AMD) Diabetic Macular Edema (DME)	Pre-clinical
		GLK-411 (IVT Triamcinolone)	DME	Pre-clinical

NOVEMBER 2, 2022

Key R&D and Pipeline Updates

We are continuing to successfully invest in and advance our fulsome pipeline of core novel platforms, supported by nearly $400 million of self-funded investment into our R&D programs since 2018 alone. Recent updates in our pipeline include:

✓	Announced positive topline outcomes for Phase 3 pivotal trials of iDose TR, achieving primary efficacy endpoints and demonstrating favorable tolerability and safety profiles (September 2022) – see page 9 for more details
o	Pre-submission activities ongoing
✓	iStent infinite, the first-ever micro-invasive implantable device indicated for use as a standalone glaucoma treatment for patients uncontrolled by prior medical and surgical therapy, received FDA 510(k) clearance during the third quarter of 2022
o	Commenced initial U.S. commercial launch activities in the fourth quarter of 2022
✓	Based on feedback received from the FDA during our recent pre-NDA meeting, we have made the decision to commence a second pivotal confirmatory study for Epioxa™ (Epi-on™) to support Epioxa’s future NDA submission; patient enrollment targeted to begin in early 2023 – see page 10 for more details
✓	Patient enrollment completion in Phase 2 clinical trial for GLK-301 (iLution – Dry Eye Disease) during the second quarter of 2022; anticipate initial analysis by early 2023
✓	Patient enrollment completion in Phase 2 clinical trial for GLK-302 (iLution – Presbyopia) during the third quarter of 2022; anticipate initial analysis by early 2023
✓	Continued patient enrollment in Phase 2 Corneal Health clinical program for third-generation iLink therapy
✓	PRESERFLO MicroShunt
o	U.S. FDA discussions ongoing
o	Regulatory activities to seek approval in Latin America underway

NOVEMBER 2, 2022

Glaukos Announces Positive Topline Outcomes for Both Phase 3 Pivotal Trials of iDose TR, Achieving Primary Efficacy Endpoints and Demonstrating Favorable Tolerability and Safety Profiles

On September 7, 2022, Glaukos announced topline data for both Phase 3 pivotal trials of iDose TR that successfully achieved its pre-specified primary efficacy endpoints through 3 months in both Phase 3 trials and demonstrated excellent tolerability and a favorable safety profile through 12 months.

Topline summary results and observations from the iDose TR Phase 3 pivotal trials are as follows:

●For each of the two Phase 3 iDose TR pivotal trials, GC-010 and GC-012, both the fast- and slow-release iDose TR arms achieved the pre-specified primary efficacy endpoint of non-inferiority to the active comparator arm (twice-daily topical timolol ophthalmic solution, 0.5%) through 3 months.
●For the GC-010 trial, the IOP reductions from baseline over the first 3 months were 6.6-8.5 mmHg in the slow-release iDose TR arm, versus 6.6-7.7 mmHg in the timolol control arm (mmHg range represents IOP reduction means across the six U.S. Food and Drug Administration (FDA) pre-specified timepoints of 8 a.m. and 10 a.m. at Day 10, Week 6 and Month 3). For the GC-012 trial, IOP reductions from baseline over the first 3 months were 6.7-8.4 mmHg in slow-release iDose TR arm, versus 6.8-7.2 mmHg in the timolol control arm.
●93% of slow-release iDose TR subjects remained well-controlled on the same or fewer IOP-lowering topical medications at 12 months compared to screening after a single administration of iDose TR, versus 67% of timolol control subjects in both Phase 3 trials. Additionally, 81% of slow-release iDose TR subjects were completely free of IOP-lowering topical medications at 12 months across both trials.
●iDose TR demonstrated excellent tolerability with 98% of slow-release iDose TR subjects continuing in the trial at 12 months, versus 95% of timolol control subjects across both Phase 3 trials.
●iDose TR demonstrated a favorable safety profile through 12 months, with no adverse events of corneal endothelial cell loss, no serious corneal adverse events and no adverse events of periorbital fat atrophy. Notably, conjunctival hyperemia occurred at a very low rate of 3% for slow-release iDose TR subjects. The most frequent adverse event for slow-release iDose TR subjects was mild transient iritis at a rate of 6% in both Phase 3 trials.
●In-office administration of iDose TR was successfully employed with various subjects across multiple sites with outcomes that were consistent with the Phase 3 trials, thus demonstrating the feasibility of iDose TR administration in the office setting.

Based on the combined efficacy and safety results from both Phase 3 pivotal trials, Glaukos plans to move forward with its plans for an NDA submission to the U.S. FDA for the slow-release iDose TR model, with an expected FDA review and decision completed by the end of 2023.

NOVEMBER 2, 2022

Epioxa (Epi-on) Development Status Update

Following our recent pre-NDA meeting with the FDA, the Agency has recommended that we run a second confirmatory pivotal study to support an NDA submission for Epioxa (Epi-on), our next-generation corneal cross-linking therapy for the treatment of keratoconus. The agency did confirm that the completed Phase 3 study, which met the pre-specified primary efficacy endpoint would support submission and be accepted for review of an NDA, in conjunction with this second study.

Our understanding is that the FDA’s request for a second study, which was unexpected to us, was driven by earlier-stage clinical studies associated with other companies’ unproven therapies that generated less than favorable efficacy data.

In response, we plan to commence patient enrollment for this second Phase 3 confirmatory study by early 2023 with targeted enrollment completion by the end of next year.

Despite this delay to our previous timelines for Epioxa, we believe we remain well-positioned with our first-generation corneal cross-linking therapy, Photrexa, or Epi-off™, which remains the only FDA-approved treatment shown to slow and halt the progression of keratoconus.

NOVEMBER 2, 2022

Other Financial Performance Overview

As a reminder, we discuss our financial performance on a non-GAAP or pro forma basis and summarize our GAAP performance. We encourage investors to review our GAAP to non-GAAP reconciliation which can be found in our earnings press release, the Additional Information section contained herein, as well as the Investor Relations section of our website.

Third quarter 2022 financial performance summary:

Gross Margin (Non-GAAP)	3Q 2022: 84% 3Q 2021: 87% YoY ∆: -300bps
●Please note that our non-GAAP adjustments to cost of goods sold include substantial amounts related to Avedro acquisition accounting
●3Q 2021 non-GAAP gross margin included a non-recurring higher allocation of costs to R&D
●
YoY decrease reflects geographic mix, FX and inflation

SG&A (Non-GAAP)	3Q 2022: $46.4M 3Q 2021: $41.2M YoY ∆: +13%	● 5% sequential decrease vs $49.0M in 2Q 2022 ● YoY increase reflects commercial and G&A investments globally and new product launch activities
R&D (Non-GAAP)	3Q 2022: $28.9M 3Q 2021: $28.7M YoY ∆: +1%	● 9% sequential decrease vs $31.7M in 2Q 2022 ● YoY increase reflects continued investment in and advancement of R&D programs and clinical trial activities
SG&A + R&D (Non-GAAP)	3Q 2022: $75.2M 3Q 2021: $69.9M YoY ∆: +8%	● 7% sequential decrease vs $80.8M in 2Q 2022
Earnings*	Op Loss (Non-GAAP) 3Q 2022: ($15.3M) 3Q 2021: ($9.9M) Net Loss (Non-GAAP) 3Q 2022: ($21.3M) 3Q 2021: ($14.7M) Diluted EPS (Non-GAAP) 3Q 2022: ($0.45) 3Q 2021: ($0.31)
●
3Q 2021 non-GAAP operating loss, non-GAAP net loss and non-GAAP diluted EPS include a $5 million in-process R&D charge associated with an upfront payment related to the execution of a licensing agreement, which caused the non-GAAP loss per diluted share to have an additional loss of ($0.10) in the prior year period

* Beginning in the second quarter of 2022, we no longer exclude certain in-process R&D charges for non-GAAP reporting and disclosure purposes. Prior year periods have been adjusted accordingly to account for this change in methodology.

NOVEMBER 2, 2022

●
CapEx	3Q 2022: $6.0M 3Q 2021: $9.9M YoY ∆: ($3.9M)
●
Capital expenditures remained elevated versus historical levels, a trend expected to continue before moderating to levels more consistent with historical norms over the course of 2023
●
3Q YoY decline primarily due to the substantial completion of new Aliso Viejo, CA facilities, partially offset by investments in our San Clemente, CA and Burlington, MA facilities

	3Q 2022: ~$371M 2Q 2022: ~$400M QoQ ∆: ($29M)	● Operating expenses and elevated capital investments ● $10.0 million one-time upfront licensing payment made to iVeena Delivery Systems, Inc. in 3Q 2022

Cash

NOVEMBER 2, 2022

Other Important Updates

➢1 Million iStent Milestone
o	On September 6, 2022, Glaukos announced a significant milestone as its iStent family of technologies surpassed being implanted in more than one million procedures worldwide.
o

This market-leading milestone is a testament to the decades of investment from Glaukos as the corporate founder and pioneer of the now well-established micro-invasive glaucoma surgery (MIGS) marketplace.

o

Glaukos is proud to be the corporate pioneer and global market leader in MIGS, with its family of iStent technologies supported by more than 200 peer-reviewed publications, 20 plus years of clinical and commercial experience and now more than one million iStent devices implanted worldwide since its inception.

o

The company believes it offers the industry’s most comprehensive offering of minimally-invasive, tissue-sparing glaucoma solutions, supporting its goal to provide a full range of options to fit surgeons’ individual glaucoma treatment algorithms that offer the most favorable short- and long-term benefit-to-risk calculus at every stage of disease progression, from ocular hypertension through refractory disease, and in both combo-cataract and standalone procedures.

o

Glaukos remains dedicated to innovation and bringing customers around the world best-in-class technologies to serve their patients, continuing to invest upwards of 30% of revenue back into R&D, including new product development.

o	A significant number of clinical studies for both current and future products are ongoing, with additional studies commencing in the near future.

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Additional Information

NOVEMBER 2, 2022

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of federal securities laws. All statements other than statements of historical facts included in this presentation that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. These statements are based on management’s current expectations, assumptions, estimates and beliefs. Although we believe that we have a reasonable basis for forward-looking statements contained herein, we caution you that they are based on current expectations about future events affecting us and are subject to risks, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that may cause our actual results to differ materially from those expressed or implied by forward-looking statements in this presentation. These potential risks and uncertainties that could cause actual results to differ materially from those described in forward-looking statements include, without limitation, uncertainties regarding the impact of the COVID-19 pandemic or other public health crises on our business; the impact of general macroeconomic conditions; the reduced physician fee and ASC facility fee reimbursement rate finalized by CMS for 2022 and 2023 for procedures utilizing the Company’s iStent family of products and its impact on our U.S. combo-cataract glaucoma revenue; our ability to continue to generate sales of our commercialized products and develop and commercialize additional products; our dependence on a limited number of third-party suppliers, some of which are single-source, for components of our products; the occurrence of a crippling accident, natural disaster, or other disruption at our primary facility, which may materially affect our manufacturing capacity and operations; securing or maintaining adequate coverage or reimbursement by third-party payors for procedures using the iStent, the iStent inject, the iStent inject W, iAccess, iPRIME, iStent infinite, our corneal cross-linking products or other products in development; our ability to properly train, and gain acceptance and trust from ophthalmic surgeons in the use of our products; our ability to compete effectively in the medical device industry and against current and future technologies (including MIGS technologies); our compliance with federal, state and foreign laws and regulations for the approval and sale and marketing of our products and of our manufacturing processes; the lengthy and expensive clinical trial process and the uncertainty of timing and outcomes from any particular clinical trial or regulatory approval processes; the risk of recalls or serious safety issues with our products and the uncertainty of patient outcomes; our ability to protect, and the expense and time-consuming nature of protecting our intellectual property against third parties and competitors and the impact of any claims against us for infringement or misappropriation of third party intellectual property rights and any related litigation; and our ability to service our indebtedness. These and other known risks, uncertainties and factors are described in detail under the caption “Risk Factors” and elsewhere in our filings with the Securities and Exchange Commission (SEC), including our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, which was filed with the SEC on August 5, 2022, and will also be included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, which we expect to file on or before November 9, 2022. Our filings with the SEC are available in the Investor Section of our website at www.glaukos.com or at www.sec.gov. In addition, information about the risks and benefits of our products is available on our website at www.glaukos.com. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on the forward-looking statements in this press release, which speak only as of the date hereof. We do not undertake any obligation to update, amend or clarify these forward-looking statements whether as a

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result of new information, future events or otherwise, except as may be required under applicable securities law.

Statement Regarding Use of Non-GAAP Financial Measures

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company uses certain non-GAAP historical financial measures. Management makes adjustments to the GAAP measures for items (both charges and gains) that (a) do not reflect the core operational activities of the Company, (b) are commonly adjusted within the Company’s industry to enhance comparability of the Company’s financial results with those of its peer group, or (c) are inconsistent in amount or frequency between periods (albeit such items are monitored and controlled with equal diligence relative to core operations). The Company uses the term “Non-GAAP” to exclude external acquisition-related costs incurred to effect a business combination; amortization of intangible assets acquired in a business combination, asset purchase transaction or other contractual relationship; impairment of goodwill and intangible assets; certain in-process R&D charges; fair value adjustments to contingent consideration liabilities and pre-acquisition contingencies arising from a business combination; integration and transition costs related to business combinations; fair market value adjustments to inventories acquired in a business combination or asset purchase transaction; restructuring charges, duplicative operating expenses, or asset write-offs (or reversals) associated with exiting or significantly downsizing a business; gain or loss from the sale of a business; gain or loss on the mark-to-market adjustment, impairment, or sale of long-term investments; mark-to-market adjustments on derivative instruments that hedge income or expense exposures in a future period; significant legal litigation costs and/or settlement expenses or proceeds legal and other associated expenses that are both unusual and significant related to governmental or internal inquiries; and significant discrete income and other tax adjustments related to transactions as well as changes in estimated acquisition-date tax effects associated with business combinations, and the impact from implementation of tax law changes and settlements. See “Primary GAAP to Non-GAAP Reconciliations” for a reconciliation of each non-GAAP measure presented to the comparable GAAP financial measure.

In addition, in order to remove the impact of fluctuations in foreign currency exchange rates, the Company also presents certain net sales information on a constant currency basis, which represents the outcome that would have resulted had exchange rates in the current period been the same as the average exchange rates in effect in the comparable prior period. See “Additional GAAP to Non-GAAP Reconciliations” for a presentation of certain net sales information on a reported, GAAP and a constant currency basis.

NOVEMBER 2, 2022

GAAP Income Statement

GLAUKOS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Net sales	$71,269	$74,710	$211,635	$220,771
Cost of sales	16,861	15,370	51,757	49,762
Gross profit	54,408	59,340	159,878	171,009
Operating expenses:
Selling, general and administrative	47,149	44,470	140,998	131,691
Research and development	28,870	28,846	87,459	74,321
In-process research and development	—	5,000	10,000	10,000
Litigation-related settlement	—	(30,000)	(30,000)	(30,000)
Total operating expenses	76,019	48,316	208,457	186,012
(Loss) income from operations	(21,611)	11,024	(48,579)	(15,003)
Non-operating expense:
Interest income	744	291	1,415	1,016
Interest expense	(3,481)	(3,413)	(10,311)	(9,948)
Other expense, net	(2,981)	(1,470)	(9,792)	(3,097)
Total non-operating expense	(5,718)	(4,592)	(18,688)	(12,029)
(Loss) income before taxes	(27,329)	6,432	(67,267)	(27,032)
Income tax provision	247	202	468	689
Net (loss) income	$(27,576)	$6,230	$(67,735)	$(27,721)

Basic and diluted net (loss) income per share	$(0.58)	$0.13	$(1.43)	$(0.60)

Weighted average shares used to compute basic net (loss) income per share	47,614	46,737	47,346	46,255
Weighted average shares used to compute diluted net (loss) income per share	47,614	49,320	47,346	46,255

NOVEMBER 2, 2022

GAAP Balance Sheet

GLAUKOS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par values)

	September 30,	December 31,
	2022	2021
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$104,018	$100,708
Short-term investments	257,600	313,343
Accounts receivable, net	34,766	33,438
Inventory	34,182	23,011
Prepaid expenses and other current assets	18,275	15,626
Total current assets	448,841	486,126
Restricted cash	9,078	9,416
Property and equipment, net	87,307	68,969
Operating lease right-of-use asset	26,049	28,142
Finance lease right-of-use asset	47,206	49,022
Intangible assets, net	314,097	332,781
Goodwill	66,134	66,134
Deposits and other assets	9,756	9,108
Total assets	$1,008,468	$1,049,698

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$11,465	$7,333
Accrued liabilities	49,150	56,027
Total current liabilities	60,615	63,360
Convertible senior notes	281,056	280,026
Operating lease liability	29,129	29,650
Finance lease liability	72,319	72,699
Deferred tax liability, net	7,301	7,318
Other liabilities	9,494	9,494
Total liabilities	459,914	462,547

Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.001 par value; 150,000 shares authorized; 47,693 and 46,993 shares issued and 47,665 and 46,965 shares outstanding at September 30, 2022 and December 31, 2021, respectively	48	47
Additional paid-in capital	985,407	952,432
Accumulated other comprehensive (loss) income	(3,823)	15
Accumulated deficit	(432,946)	(365,211)
Less treasury stock (28 shares as of September 30, 2022 and December 31, 2021)	(132)	(132)
Total stockholders’ equity	548,554	587,151
Total liabilities and stockholders’ equity	$1,008,468	$1,049,698

NOVEMBER 2, 2022

Primary GAAP to Non-GAAP Reconciliations

GLAUKOS CORPORATION

GAAP to Non-GAAP Reconciliations

(in thousands, except per share amounts and percentage data)

(unaudited)

	Q3 2022				Q3 2021
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Cost of sales	$16,861	$(5,536)	(a)	$11,325	$15,370	$(5,703)	(a)	$9,667
Gross Margin	76.3%	7.8%		84.1%	79.4%	7.7%		87.1%
Operating expenses:
Selling, general and administrative	$47,149	$(787)	(b)	$46,362	$44,470	$(3,278)	(b)(d)	$41,192
Research and development	$28,870	$—		$28,870	$28,846	$(136)	(c)	$28,710
Litigation-related settlement	$—	$—		$—	$(30,000)	$30,000	(e)	$—
(Loss) income from operations	$(21,611)	$6,323		$(15,288)	$11,024	$(20,883)		$(9,859)
Net (loss) income	$(27,576)	$6,323	(f)	$(21,253)	$6,230	$(20,883)	(f)	$(14,653)
Basic and diluted net (loss) income per share	$(0.58)	$0.13		$(0.45)	$0.13	$(0.44)		$(0.31)

(a)	Cost of sales adjustments related to the acquisition of Avedro, Inc. (Avedro), including amortization of developed technology intangible assets and stock-based compensation expense related to replacement awards, totaling $5.5 million in Q3 2022 and $5.7 million in Q3 2021.

(b)	Avedro acquisition-related expenses, including amortization expense of customer relationship intangible assets and stock-based compensation expense related to replacement awards of $0.8 million in Q3 2022 and $1.2 million in Q3 2021.

(c)	Stock-based compensation expense related to replacement awards from the acquisition of Avedro.
(d)	Expenses related to the Company’s patent infringement litigation and related matters of $2.1 million in Q3 2021.
(e)	Settlement proceeds received related to the Company’s patent infringement litigation.
(f)	Includes total tax effect for non-GAAP pre-tax adjustments. For non-GAAP adjustments associated with the U.S., the tax effect is $0 given the

Company’s U.S. taxable loss positions in both 2022 and 2021.

Note: Beginning in the second quarter of 2022, we are no longer excluding certain in-process R&D charges for non-GAAP reporting and disclosure purposes in response to and in accordance with the Securities and Exchange Commission’s latest industry correspondance on this matter. We have conformed all prior period amounts included herein to this new presentation.

NOVEMBER 2, 2022

Primary GAAP to Non-GAAP Reconciliations

GLAUKOS CORPORATION

GAAP to Non-GAAP Reconciliations

(in thousands, except per share amounts and percentage data)

(unaudited)

	Year-to-Date Q3 2022				Year-to-Date Q3 2021
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Cost of sales	$51,757	$(16,633)	(a)	$35,124	$49,762	$(16,893)	(a)	$32,869
Gross Margin	75.5%	7.9%		83.4%	77.5%	7.6%		85.1%
Operating expenses:
Selling, general and administrative	$140,998	$(2,533)	(b)	$138,465	$131,691	$(6,163)	(b)(e)	$125,528
Research and development	$87,459	$(127)	(c)	$87,332	$74,321	$(426)	(c)	$73,895
Litigation-related settlement	$(30,000)	$30,000	(d)	$—	$(30,000)	$30,000	(d)	$—
Loss from operations	$(48,579)	$(10,707)		$(59,286)	$(15,003)	$(6,518)		$(21,521)
Net loss	$(67,735)	$(10,707)	(f)	$(78,442)	$(27,721)	$(6,518)	(f)	$(34,239)
Basic and diluted net loss per share	$(1.43)	$(0.23)		$(1.66)	$(0.60)	$(0.14)		$(0.74)

(a)	Cost of sales adjustments related to the acquisition of Avedro, Inc. (Avedro), including amortization of developed technology intangible assets and stock-based compensation expense related to replacement awards, totaling $16.6 million year-to-date Q3 2022 and $16.9 million year-to-date Q3 2021.

(b)	Avedro acquisition-related expenses, including amortization expense of customer relationship intangible assets and stock-based compensation expense related to replacement awards of $2.5 million year-to-date Q3 2022 and $3.2 million year-to-date Q3 2021.

(c)	Stock-based compensation expense related to replacement awards from the acquisition of Avedro of $0.1 million year-to-date Q3 2022 and

$0.4 million year-to-date Q3 2021.

(d)	Settlement proceeds received related to the Company’s patent infringement litigation.
(e)	Expenses related to the Company’s patent infringement litigation and related matters of $3.0 million year-to-date Q3 2021.
(f)	Includes total tax effect for non-GAAP pre-tax adjustments. For non-GAAP adjustments associated with the U.S., the tax effect is $0 given the

Company’s U.S. taxable loss positions in both 2022 and 2021.

Note: Beginning in the second quarter of 2022, we are no longer excluding certain in-process R&D charges for non-GAAP reporting and disclosure purposes in response to and in accordance with the Securities and Exchange Commission’s latest industry correspondance on this matter. We have conformed all prior period amounts included herein to this new presentation.

NOVEMBER 2, 2022

Additional GAAP to Non-GAAP Reconciliations

Reported Sales vs. Prior Periods (in thousands)
				Year-over-Year Percent Change			Quarter-over-Quarter Percent Change
	3Q 2022	3Q 2021	2Q 2022	Reported	Operations (1)	Currency (2)	Reported	Operations (1)	Currency (2)
International Glaucoma	$16,532	$15,099	$17,867	9.5%	24.2%	(14.7)%	(7.5)%	(2.5)%	(5.0)%
Total Net Sales	$71,269	$74,710	$72,685	(4.6)%	(1.6)%	(3.0)%	(1.9)%	(0.7)%	(1.2)%

(1)	Operational growth excludes the effect of translational currency
(2)	Calculated by converting the current period numbers using the prior period’s average foreign exchange rates

For Non-GAAP disclosures associated with the company’s quarterly results in the second quarter of 2022, please see reconciliation here.